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                                                                  Exhibit 25.1
===============================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)    [    ]

                              -------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                                  13-5160382
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)

48 Wall Street, New York, N.Y.                            10286
(Address of principal executive offices)                  (Zip code)

                              -------------------

                                 OWENS CORNING
              (Exact name of obligor as specified in its charter)

Delaware                                                  34-4323452
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                            identification no.)

Owens Corning World Headquarters                          43659
Toledo, Ohio                                              (Zip Code)
(Address of principal executive offices)

                              -------------------

                                Debt Securities
                      (Title of the indenture securities)

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1.  General information. Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

-------------------------------------------------------------------------------
               Name                                     Address
-------------------------------------------------------------------------------

    Superintendent of Banks of the State of        2 Rector Street, New York,
    New York                                       N.Y. 10006, and Albany, N.Y.
                                                   12203

    Federal Reserve Bank of New York               33 Liberty Plaza, New York,
                                                   N.Y. 10045

    Federal Deposit Insurance Corporation          Washington, D.C. 20429

    New York Clearing House Association            New York, New York 10005

    (b) Whether it is authorized to exercise corporate trust powers.

    Yes,

2.  Affiliations with obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)


                                      -2-


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    6.  The consent of the Trustee required by Section 321(b) of the Act.
        (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

    7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                                      -3-

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                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of April, 1997.


                                     THE BANK OF NEW YORK

                                     By:  /s/ WALTER N. GITLIN
                                        --------------------------------
                                        Name:  Walter N. Gitlin
                                        Title: Vice President

Consolidated Report of Condition of

THE BANK OF NEW YORK

of 48 Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts

ASSETS                   in Thousands
Cash and balances
due from depository
institutions:
 Noninterest-bearing balances
and currency and coin...................       $ 4,404,522
  Interest-bearing balances.............           732,833

Securities:
  Held-to-maturity securities ..........           789,964

Available-for-sale
securities .............................         2,005,509

Federal funds sold
in domestic offices
of the bank:
Federal funds sold......................         3,364,838

Loans and lease
financing
  receivables:
  Loans and leases,
net of unearned
    income..........28,728,602

  LESS: Allowance
for loan and lease losses.....584,525

  LESS: Allocated transfer risk
reserve...........429
    Loans and leases, net of
unearned income, allowance, and
    reserve ............................        28,143,648
Assets held in trading accounts.........         1,004,242
Premises and fixed assets (including
  capitalized leases)...................           605,668

Other real estate owned.................            41,238
Investments in unconsolidated
  subsidiaries and associated
  companies.............................           205,031
Customers' liability to this
bank on acceptances
outstanding.............................           949,154
Intangible assets.......................           490,524
Other assets............................         1,305,839
                                               -----------
Total assets............................       $44,043,010
                                               ===========

LIABILITIES
Deposits:
  In domestic
offices.................................       $20,441,318
  Noninterest-bearing...... 8,158,472
  Interest-bearing........ 12,282,846
  In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs ..................................       11,710,903

  Noninterest-bearing..........46,182
  Interest-bearing.........11,664,721
Federal funds purchased in
  domestic offices of the
  bank:

  Federal funds
purchased................................        1,565,288
Demand notes issued
to the U.S. Treasury.....................          293,186
Trading liabilities......................          826,856

Other borrowed
money:
  With original maturity of one
year or less.............................        2,103,443
  With original maturity of more
than one year............................           20,766
Bank's liability on acceptances exe-
  cuted and outstanding..................          951,116
Subordinated notes and debentures .......        1,020,400
Other liabilities .......................        1,522,884
                                                ----------
Total liabilities........................       40,456,160
                                                ----------

EQUITY CAPITAL

Common stock.............................          942,284
Surplus..................................          525,666
Undivided profits and capital
  reserves...............................        2,129,376
Net unrealized holding gains
  (losses) on available-for-sale
  securities.............................       (    2,073)
Cumulative foreign currency transla-
  tion adjustments.......................       (    8,403)
                                                ----------
Total equity capital.....................        3,586,850
                                                ----------
Total liabilities
 and equity capital......................      $44,043,010
                                               ===========



I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Robert E. Keilman

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

           J. Carter Bacot      }

           Thomas A. Renyi      }Directors

           Alan R. Griffith     }